Exhibit 10.4

CRAWFORD & COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AS AMENDED AND RESTATED DECEMBER 20, 2007

EFFECTIVE AS OF JANUARY 1, 2007

SECTION 1 – PURPOSE

Crawford & Company (the “Company”) hereby amends and restates the Crawford & Company Supplemental Executive Retirement Plan effective as of January 1, 2007. The primary purpose of this SERP is to provide a supplemental retirement benefit to Participants to supplement certain benefits payable to each of them under the Savings Plan, Deferred Compensation Plan and Retirement Plan to the extent payment of such benefits is limited by the application of Code Sections 401(a)(17) and 415.

This amendment and restatement of the SERP is intended to apply to compensation deferred under the SERP on or after January 1, 2005, and is intended to satisfy Section 409A and to be construed consistently with such intent.

SECTION 2 – DEFINITIONS

The capitalized terms used in this SERP shall have the same meanings assigned to those terms in the Retirement Plan except that the following terms shall have the following meanings:

2.1 Code - means the Internal Revenue Code of 1986, as amended.

2.2 Committee - means the Nominating/Corporate Governance/Compensation Committee of the Board of Directors of the Company.

2.3 Compensation - means, for any Year, “compensation” as defined in the Savings Plan for purposes of determining the amount of Company service contributions and matching contributions under such plan for such Year, without regard to any limitations on compensation imposed under Section 401(a)(17) of the Code.

2.4 Deferred Compensation Plan - means the Crawford & Company Deferred Compensation Plan for Eligible Employees and Eligible Directors, and any successor plan, as amended from time to time.

2.5 ERISA - means the Employee Retirement Income Security Act of 1974, as amended.

2.6 Excess Compensation - means the excess of a Participant’s Compensation for a Year over the Participant’s “compensation” as defined in the Savings Plan for purposes of determining the amount of Company service contributions and matching contributions under such plan for such Year.

2.7 Participant - means an executive of the Company or a Subsidiary designated as a participant in this SERP pursuant to Section 3.

2.8 Retirement Plan - means the Crawford & Company Retirement Plan and Trust Agreement, as amended from time to time.

2.9 Savings Plan - means the Crawford Saving and Investment Plan, as amended from time to time.

2.10 Section 409A - means Code Section 409A and the applicable regulations and rulings thereunder.

2.11 SERP - means this Crawford & Company Supplemental Executive Retirement Plan, as amended from time to time.

2.12 SERP Matching Credit - means the credit described in Section 4.2(b).

2.13 SERP Matching Credit Benefit - means the benefit described in Section 4.2(b).

2.14 SERP Retirement Benefit - means the benefit described in Section 4.1.

2.15 SERP Service Credit - means the credit described in Section 4.2(a).

2.16 SERP Service Credit Benefit - means the benefit described in Section 4.2(a).

2.17 Subsidiary - means a direct or indirect subsidiary of which the Company owns (directly or indirectly) 50% or more of the outstanding voting stock.

2.18 Year - means a calendar year.

SECTION 3 – PARTICIPATION

The Committee shall have the power to designate an executive as a Participant in this SERP.

SECTION 4 - BENEFIT

4.1 SERP Retirement Benefit.

(a) General. This Section 4.1 shall not apply to any executive designated as a Participant after December 31, 2002.

(b) Amount of Benefit. A benefit shall be payable under this SERP to, or on behalf of, each Participant, which benefit shall equal the excess, if any, of (1) over (2), where

(1) equals the aggregate of (i) the benefits that would have been payable to him or her, or on his or her behalf, under the Retirement Plan in the form elected by him or her, or his or her beneficiary, under the terms of the Retirement Plan, absent the limitations of Code Sections 401(a)(17) and 415, plus (ii) his or her “restoration benefits” under the Deferred Compensation Plan; and

(2) equals the aggregate benefits actually payable to him or her, or on his or her behalf, under (i) the Retirement Plan, and (ii) the “restoration benefits” provisions of the Deferred Compensation Plan.

(c) Payment of SERP Retirement Benefit. Distribution of a Participant’s SERP Retirement Benefit shall commence on the later of (a) the 30th business day following the date of his or her separation from service (within the meaning of Section 409A) with the Company or a Subsidiary for any reason whatsoever, including death or retirement, or (b) the date the Participant attains age 55. SERP Retirement Benefits shall be paid in a lump sum, calculated using the actuarial assumptions used for calculating lump sum benefits under the Retirement Plan. Notwithstanding the foregoing, if a Participant separates from service (within the meaning of Section 409A) prior to January 1, 2008, the SERP Retirement Benefit payable to, or on behalf of, a Participant under this Section 4.1 shall be paid as of the same date, in the same benefit payment form and to the same person as his or her benefit under the Retirement Plan, and no payment shall be made to, or on behalf of, such Participant under this Section 4.1 unless a benefit is paid to him or her or on his or her behalf under the Retirement Plan.

4.2 SERP Service and Matching Credit Benefits.

(a) SERP Service Credit Benefit. On and after January 1, 2007, the Company will make a SERP Service Credit on behalf of each eligible Participant for each Year, which will be equal to 2.5% (or such other percentage determined by the Committee prior to such Year) of his or her Excess Compensation. For purposes of this § 4.2(a), an “eligible Participant” for any Year means each executive who is a Participant on January 1 of such year, who had 10 or more “years of service” (as defined under the Savings Plan) as of December 31, 2006. An eligible Participant shall be 100% vested in his or her SERP Service Credit Benefit under this SERP.

(b) SERP Matching Credit Benefit. On and after January 1, 2007, the Company will make a SERP Matching Credit on behalf of each Participant for each Year, which will be equal to 3.5% (or such other percentage determined by the Committee prior to such Year) of his or her Excess Compensation. If a Participant separates from service (within the meaning of Section 409A) with the Company or a Subsidiary before attaining 3 “years of service” (as defined under the Savings Plan), then his or her SERP Matching Credit Benefit under this SERP shall be forfeited to the same extent that such benefit would be forfeited if it were a “company matching contribution” (as defined under the Savings Plan) under the Savings Plan.

(c) SERP Account. Each Participant’s SERP Service and Matching Credits shall be allocated to a bookkeeping account maintained as a part of the Company’s books and records to show as of any date the interest of each Participant in these SERP benefits, which is referred to as such Participant’s SERP account. Deemed interest shall be credited to each such SERP account at the same rate and in the same manner that deemed interest is credited to accounts maintained under the Deferred Compensation Plan. The Company shall furnish a statement to each Participant annually, which shows the deemed SERP account balance at the end of the Year preceding the statement date and, at the Company’s discretion, such other account data as the Company deems appropriate.

(d) Payment of SERP Service and Matching Credit Benefits. The SERP Service and Matching Credit Benefits payable to, or on behalf of, a Participant under this Section 4.2 shall be paid on the later of (a) the 30th business day following the date of his or her separation from service (within the meaning of Section 409A) with the Company or a Subsidiary for any reason whatsoever, including death or retirement, or (b) the date the Participant attains age 55. SERP Service and Matching Credit Benefits shall be paid in a lump sum; provided, however, each Participant may elect to have his or her SERP Service and Matching Credit Benefits distributed in the same manner as a “retirement distribution” under Section 8.3 of the Deferred Compensation Plan, with such election to be filed with the Committee during the enrollment period established by the Committee, and no later than December 15th of the Year prior to the Year for which the Participant wishes to make the election effective. Any such election shall apply to the SERP Service and Matching Credit Benefits attributable to services performed during the Year covered by the election, and is irrevocable on the last day of the preceding Year. In the absence of any contrary rule established by the Committee, the distribution election shall remain in effect for SERP Service and Matching Credit Benefits credited to the Participant’s SERP account for a subsequent Year unless revised or revoked during the annual enrollment period for such subsequent Year.

4.3 Offset upon Payment for Amounts Owed to Company. The Committee shall have the right, in its absolute discretion, to withhold at the time of payment of a Participant’s SERP Retirement Benefit, SERP Service Credit Benefit or SERP Matching Credit Benefit, from the amount of such payment, in such proportion and combination as the Committee determines is reasonable, to offset (to the extent permissible under Section 409A) any amount that the Committee determines is owed by a Participant to the Company or a subsidiary of the Company.

SECTION 5 - SOURCE OF BENEFIT PAYMENTS

All benefits payable under the terms of this SERP shall be paid by the Company from its general assets. No person shall have any right or interest or claims whatsoever to the payment of a benefit under this SERP from any person whomsoever other than the Company, and no Participant or beneficiary shall have any right or interest whatsoever to the payment of a benefit under this SERP which is superior in any manner to the right of any other general and unsecured creditor of the Company.

SECTION 6 - NOT A CONTRACT OF EMPLOYMENT

Participation in this SERP shall not grant to any Participant the right to remain an employee for any specific term of employment or in any specific capacity or at any specific rate of compensation.

SECTION 7 - NO ALIENATION OR ASSIGNMENT

A Participant or a beneficiary under this SERP shall have no right or power to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of any benefit otherwise payable under this SERP, and the Committee shall have the right in light of any such action to suspend temporarily or terminate permanently the payment of benefits to, or on behalf of, any Participant or beneficiary who attempts to do so.

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SECTION 8 - ERISA

The Company intends that this SERP come within the various exceptions and exemptions of ERISA and for an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and any ambiguities in this SERP shall be construed to effect that intent.

SECTION 9 - ADMINISTRATION, AMENDMENT AND TERMINATION

The Company shall have all powers necessary to administer this SERP in its absolute discretion and shall have the right, by action of the Committee, to amend this SERP from time to time in any respect whatsoever and to terminate this SERP at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive a Participant of benefits accrued under this SERP to the date of such amendment or termination. This SERP shall be binding on any successor in interest to the Company.

SECTION 10 - CLAIMS PROCEDURES

10.1 Presentation of Claim. Any Participant or beneficiary (such Participant or beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from this SERP. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

10.2 Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant not later than 90 days after receipt of the claim:

(a) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(1) the specific reason(s) for the denial of the claim, or any part of it;

(2) specific reference(s) to pertinent provisions of this SERP upon which such denial was based;

(3) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(4) an explanation of the claim review procedure, and

(5) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

10.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant’s duly authorized representative):

(a) may review all documents relevant to the claim for benefits under this SERP and receive copies of such documents upon request and free of charge;

(b) may submit written comments or other documents; and/or

(c) may request a hearing, which the Committee, in its sole discretion, may grant.

10.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances required additional time, in which case the decision must be rendered within 120 days after such date. If special circumstances, such as the need to hold a hearing, require additional time, the Claimant will be provided with notice of the need for additional time before the end of the initial 60-day period. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) specific reference(s) to the pertinent SERP provisions upon which the decision was based;

(c) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA;

(d) a statement of the Claimant’s right to receive upon request and free of charge, copies of all documents relevant to the claim for benefits under this SERP; and

(e) such other matters as the Committee deems relevant.

10.5 Manner of Notification. The Committee may notify a Claimant of its decision either in writing or, where electronic notification would be appropriate under ERISA, electronically.

10.6 Legal Action. A Claimant’s compliance with the foregoing provisions of this Section 10 is a mandatory prerequisite to Participant’s or beneficiary’s right to commence any legal action with respect to any claim for benefits under this SERP.

SECTION 11 – CONSTRUCTION

This SERP shall be construed in accordance with the laws of the State of Georgia, and the masculine shall include the feminine and the singular the plural whenever appropriate.

SECTION 12 – EXECUTION

The Company, as the SERP sponsor, has executed this SERP to evidence the adoption of this amendment and restatement by the Nominating/Corporate Governance/Compensation Committee of its Board of Directors this 20th day of December 2007.

CRAWFORD & COMPANY

By:	/s/ Thomas W. Crawford
Thomas W. Crawford, President & CEO